                                                                EXHIBIT 10.17


                             EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of the 21/st/ day of May, 1999, by and among JEFFERSON SAVINGS BANCORP, INC., a Delaware corporation (the "Company"), JEFFERSON HERITAGE BANK, a federal savings association and wholly owned subsidiary of the Company (the "Bank"), and JOE L. WILLIAMS ("Officer").

                                   RECITALS

     A. WHEREAS, the Bank and the Company desire to assure themselves of the services of Officer to the Company and the Bank, and Officer also desires to provide his services to the Company and the Bank on a full time basis pursuant to the terms and conditions set forth in this Agreement.

     B. WHEREAS, The parties hereto desire to set forth their mutual understandings and agreements with respect to the foregoing.

                                   AGREEMENT

     In consideration of the foregoing, the mutual covenants herein contained and other good and valuable consideration (the receipt, adequacy and sufficiency of which are hereby acknowledged by the parties by their execution hereof), the parties agree as follows:

     Section 1. Employment.  The Bank agrees to employ Officer as President and
     ---------- ----------
Chief Operating Officer of the Bank, and the Company agrees to employ Officer as President and Chief Operating Officer of the Company, and Officer agrees to be so employed, during the term of this Agreement upon the terms and conditions hereinafter set forth (the "Employment").

     Section 2. Term of Agreement.  The term of the Employment under this
     ---------- -----------------
Agreement (the "Term") shall commence on the date hereof and shall continue in full force and effect for a period of three (3) years thereafter subject to the provisions of Section 5 and Section 11 hereof. The Term may be extended for such additional one (1) year periods as the parties hereto may agree upon in writing from time to time.

     Section 3. Duties.  During the Term of this Agreement, Officer shall devote
     ---------- ------
his full business time and best efforts in carrying out his duties as President and Chief Operating Officer of Bank and Company as aforesaid, including without limitation (i) maintaining, promoting and developing customer relations, (ii) supporting and promoting the interests of the Company and the Bank, and (iii) such other duties as are appropriate for an employee holding an executive level position as may be assigned to Officer by the Company and the Bank. Officer covenants and agrees to diligently, exclusively and faithfully serve the Company and the Bank or their respective successors and to devote his full business time, attention, time, care, undivided loyalty and best efforts to the performance of such services and the fulfillment of duties attendant thereto.

     Section 4. Compensation.  As full consideration for all services Officer
     ---------- ------------
shall render to the Company and the Bank hereunder, the Company and the Bank shall compensate Officer in the following manner:

          (a)  Annual Salary.  The Company and the Bank shall pay Officer an
               -------------
annual salary of One Hundred Sixty Five Thousand Dollars ($165,000.00), payable in the manner and in accordance with their customary payroll practices. Officer's annual salary may be increased from time to time in accordance with their customary payrolll practices. Officer's annual salary may be increased from time to time in accordance with the normal business practices of the Company and the Bank as determined by their respective Boards of Directors. Officer shall not receive additional compensation or fees for service on the Board of Directors of the Company or the Bank or any committees thereof.

          (b)  Bonus.  In addition to his annual salary, Officer shall, during
               -----
the Term of this Agreement, be eligible to participate in the Company's and/or the Bank's executive bonus plan, as such plan may exist from time to time, at such level as determined at the sole discretion of their respective Boards of Directors.

          (c)  Other Benefits.
               --------------

               (i)   Corporate Benefits.  Officer shall, during the Term of this
                     ------------------
     Agreement, be entitled to participate in any and all employee welfare plans, employee benefit plans, retirement plans, medical plans and similar plans of the Company or the Bank generally now or hereafter in effect and open to participation by qualifying employees of the Company or the Bank generally (in accordance with the eligibility and other requirements established for such corporate benefits).

               (ii)  Reimbursement for Business Expenses.  Officer shall, during
                     ------------------------------------
     the Term of this Agreement, receive reimbursement in full for all reasonable business and travel expenses incurred by Officer in performing his duties hereunder.

               (iii) Vacation.  Officer shall, during the Term of this
                     --------
     Agreement, receive such amount of paid vacation during each calendar year in accordance with the normal vacation policy of the Bank, but in no event less than four (4) weeks during each calendar year.

               (iv)  Automobile.  Officer shall, during the Term of this
                     ----------
     Agreement, be provided an automobile for use in the performance of his duties to the Company and the Bank, as consistent with the Company's and the Bank's policies as now or hereafter in effect with respect to the furnishing of automobiles to their officers.

     Section 5. Termination.  Subject to Section 7 hereof, the Board of
     ---------- -----------
Directors of the Company or the Bank may terminate Officer's employment at any time, but any such termination other than for Cause (as hereinafter defined) shall not prejudice Officer's right to compensation or other benefits expressly provided for under this Agreement. Upon termination of Officer's employment during the Term of this Agreement because of death, Disability, Resignation or Cause, this Agreement shall terminate with neither party having any further rights or obligations except as provided in this Section 5 and Sections 6, 7, 8 and 10 below. As used above, the terms "Disability," "Resignation" and "Cause" shall have the meanings set forth below.

          (a)  Disability.  "Disability" shall mean termination because of
               ----------
Officer's absence from duties with the Company or the Bank on a full time basis for the waiting period specified in the Disability Insurance Policy of the Company or the Bank, as a result of incapacity due to physical or mental illness.

          (b)  Resignation.  "Resignation" shall mean voluntary termination by
               -----------
Officer for any reason whatsoever, except as provided in Section 7 hereof.

          (c)  Cause.  "Cause" shall mean termination upon (A) Officer's
               -----
continued failure to substantially perform duties for the Company and the Bank (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to Officer by the Board of Directors of the Company, which specifically identifies the manner in which such Board of Directors believes that Officer has not been substantially performing his duties, or (B) Officer's misconduct which is reasonably believed to be materially injurious to the Company or the Bank, which shall be deemed to include Officer's personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than minor traffic violations or similar offenses) or final cease and desist order, or material breach of this Agreement.

          (d)  Notice of Termination. Any termination pursuant to this Section 5
               ---------------------
shall be communicated by written Notice of Termination delivered to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth, in reasonable detail, the facts and circumstances claimed to provide a basis for termination of Officer's employment under the provision so indicated.


          (e)  Date of Termination. "Date of Termination" shall mean the date on
               -------------------
which a Notice of Termination is given.

     Section 6. Certain Benefits Upon Termination Due to Disability; Termination
     ---------- ----------------------------------------------------------------
For Cause. If, during the Term of this Agreement, Officer's employment by the
---------
Bank shall be terminated because of Disability, then Officer shall receive the benefits provided by the Bank's Disability Insurance Policy, which benefits shall be no less than those currently provided under Texas Heritage's Disability Insurance Policy. Officer shall have no right to receive compensation or benefits for any period after termination for Cause.

       Section 7. Change in Control.
       ---------- -----------------

               (a)  Termination. Notwithstanding any provision herein to the
                    -----------
contrary, if Officer's employment under this Agreement is terminated by the Company or the Bank, without Officer's prior written consent and for a reason other than Cause, in connection with or within twelve (12) months after any change in control of the Company or the Bank, Officer shall be paid an amount equal to the product of 2.99 times his "base amount" as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder. Said sum shall be paid in one lump sum within ten (10) days of such termination.

               (b)  Definition of Change in Control. The term "change in
                    -------------------------------
control" shall mean :

                     (i) the acquisition, other than from the Company or the Bank, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either the then outstanding shares of Common Stock of the Company or the Bank or the combined voting power of the then outstanding voting securities of the Company or the Bank entitled to vote generally in the election of directors, but excluding, for this purpose, any such acquisition by the Company or the Bank or any subsidiaries in which the Company or the Bank own directly or indirectly, a proprietary interest of more than

     50% (the "Subsidiaries"), or any employee benefit plan (or related trust) of the Company or the Bank or their Subsidiaries;

               (ii) individuals who, as of the date hereof, constitute the Board of Directors (the "Incumbent Board") of the Company or the Bank cease for any reason to constitute at least a majority of the Board of Directors, provided that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's or the Bank's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company or the Bank (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act);

               (iii) approval by the stockholders of the Company or the Bank of a reorganization, merger or consolidation of the Company or the Bank, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Common Stock and voting securities of the Company or the Bank immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 65% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation, or a complete liquidation or dissolution of the Company or the Bank or of the sale or other disposition of all or substantially all of the assets of the Company or the Bank; or

               (iv) the acquisition and exercise of a controlling influence over the management or policies of the Company or the Bank by any person or by persons acting as a group within the meaning of Section 13(d) of the Securities Exchange Act of 1934."

          (c)  Change in Circumstance of Employment.  Notwithstanding any other
               ------------------------------------
provision of this Agreement to the contrary, Officer may voluntarily terminate his employment under this Agreement within twelve (12) months following a change in control of the Company or the Bank, and the Officer shall thereupon be entitled to receive the payment described in Section 7(a) of this Agreement, upon the occurrence of any of the following events, or within ninety (90) days thereafter, which have not been consented to in advance by Officer in writing:

               (i) the requirement that Officer move his personal residence, or perform his principal duties, more than thirty-five (35) miles from the primary offices from which Officer functions as of the date of this Agreement;

               (ii) a reduction in Officer's base compensation as in effect on the date of this Agreement or as the same may be increased from time to time:

               (iii) a significant reduction in the compensation and benefits provided for under this Agreement, taken as a whole;

               (iv) the assignment to Officer of duties and responsibilities substantially inconsistent with those normally associated with his position as referenced in Section l of this Agreement; or

               (v) a significant diminution in Officer's responsibilities or authority (including reporting responsibilities) in connection with his employment with the Company or the Bank.

     Section 8. Covenant Not to Compete.  Officers agrees that, in the event
     ---------- -----------------------
that his employment with the Company or the Bank is lawfully terminated because of Cause or Resignation, he will not Carry on or Participate in the Banking or Financial Business (as such activity is defined below) in the counties in which the Bank maintains a branch office (the "Trade Area"), for a period of two (2) years (the "Noncompetition Period") after such termination. As used in this Agreement, the term "Carry on or Participate in the Banking or Financial Business" shall mean engaging in material competition, directly or indirectly, with the Company or the Bank (and/or their Subsidiaries or affiliates, or their successors or assigns) solely or jointly with others, as a director, officer, employee, agent, partner, joint venturer, advisor, consultant, stockholder, individual proprietor or lender or, in any other manner or capacity whatever, engaging in or rendering material banking or financial services to any other bank, savings association, holding company, mortgage company, finance company, loan company or other financial institution or business which is in competition with the Company or the Bank (and/or their Subsidiaries or affiliates or their successors or assigns) and which such other business has a main office, branch office, loan production office or which otherwise solicits business directly or indirectly within the Trade Area. In addition to the foregoing, for a period of two (2) years after such termination, Officer shall not solicit any banking business from any customer of the Company or the Bank or their Subsidiaries. As used in this Section 8, the term "stockholder" shall not include any investment in a public corporation where Officer owns less than 5% of the stock issued and outstanding.

     Section 9. Provisions Relating to the Non-Compete Covenant.  Officer
     ---------- -----------------------------------------------
acknowledges and agrees that the restrictions contained in Section 8 are reasonable. In the event, however, that any of such restrictions are considered unreasonable by a court of competent jurisdiction, then the court so holding may effect any change to the restrictions necessary to render the same enforceable by the court. Officer acknowledges that any violation by him of the provisions of Section 8 could cause serious and irreparable harm to the Company and the Bank incapable of being measured in money damages. Accordingly, Officer acknowledges and agrees that, in the event of a breach or threatened breach by him of the provisions of Section 8, the Company and the Bank, or either of them, shall be entitled to seek, in addition to other rights or remedies, an injunction or restraining order against Officer.

     Section 10. Confidential Information. Officer agrees that he shall not, to
     ----------- ------------------------
the detriment of the Company or the Bank (and/or their Subsidiaries or affiliates, or their successors or assigns), impart any confidential information or knowledge relative to the Company or the Bank (and/or their Subsidiaries or affiliates, or their successors or assigns), to any person or entity, corporate or otherwise, without specific prior written permission from the Company to do so, and Officer agrees that all such information or knowledge shall be kept strictly confidential. Officer confirms and agrees that such information constitutes the exclusive property of the Company and the Bank. The provisions of this Section 10 shall survive any termination of this Agreement for a period of two (2) years.

     Section 11. Regulatory Compliance Matters.
     ----------- -----------------------------

              (a) If Officer is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs as the result of a notice served under Section 8(e)(3) or (g)(l) of the Federal

Deposit Insurance Act, the Bank's obligations hereunder shall be suspended for the period of time Officer is so suspended or temporarily prohibited beginning on the date of service of such notice to the Bank, unless such suspension of Officer is stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay Officer all or part of the compensation withheld while its obligations hereunder were suspended, and (ii) reinstate, in whole or in part, any of such obligations.

          (b) If Officer is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under
Section 8(e)(4) or (g)(l) of the Federal Deposit Insurance Act, all obligations of the Bank hereunder shall terminate as of the effective date of the order and the Bank shall not be required to provide Officer with a Notice of Termination. Notwithstanding the foregoing, the obligations provided in Section 8 and Section 10 hereof, and any rights of the parties hereunder which have vested as of such effective date, shall not be affected.

          (c) If the Bank is in default (as defined in Section 3(x)(1) of the Federal Deposit Insurance Act), all obligations of the parties hereunder shall terminate as of the date of the default and the Bank shall not be required to provide Officer with a Notice of Termination. Notwithstanding the foregoing, the obligations provided in Section 8 and Section 10 hereof, and any rights of the parties hereunder which have vested as of the date of default, shall not be affected.

          (d) All obligations hereunder shall be terminated, except to the extent it is determined that continuation of this Agreement is necessary for the continued operation of the Bank (i) by the Director of the Office of Thrift Supervision (the "Director") or his or her designee, at the time the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the Federal Deposit Insurance Act, or (ii) by the Director or his or her designee, at the time the Director or his or her designee approves a supervisory merger to resolve problems related to the operation of the Bank or when the Bank is determined by the Director to be in an unsafe or unsound condition. In any such event, the Bank shall not be required to provide Officer with a Notice of Termination. Notwithstanding the foregoing, any rights of the parties hereunder which have already vested shall not be affected by any action described in this
Section 1 l(d).

     Section 12. Notices. All notices or other communications hereunder shall be
     ----------- -------
in writing and shall be deemed to have been given when personally delivered or deposited in the United States mail, certified or registered, return receipt requested, postage prepaid, or sent by Federal Express or other recognized overnight courier service that provides proof of delivery, and addressed as follows:

          (a)  if to the Company:

                    Jefferson Savings Bancorp, Inc.
                    14915 Manchester Road
                    Ballwin, Missouri 63011
                    Attention: David V. McCay
                             Chairman of the Board and Chief Executive Officer
with a copy to,
                    John K. Pruellage, Esq.
                    Lewis, Rice & Fingersh, L.C.
                    500 North Broadway, Suite 2000
                    St. Louis, Missouri 63102

          (b)  if to the Bank:

                    Jefferson Heritage Bank
                    14915 Manchester Road
                    Ballwin, Missouri 63011
                    Attention: David V. McCay
                             Chairman of the Board and President
with a copy to,

                    John K. Pruellage, Esq.
                    Lewis, Rice & Fingersh, L.C.
                    500 North Broadway, Suite 2000
                    St. Louis, Missouri 63102

          (c)  if to Officer:

                    Joe L. Williams
                    5109 Greensboro
                    Sachse, Texas 75048

or to such other address as notice shall have been given pursuant to the provisions hereof.

     Section 13. Amendment and Modification.  No amendment, modification,
     ----------- --------------------------
supplement, termination, consent or waiver of any provision of this Agreement, nor consent to any departure herefrom, shall in any event be effective unless the same is in writing and is signed by the party against whom enforcement of the same is sought. Any waiver of any provision of this Agreement and any consent to any departure from the terms of any provision of this Agreement is to be effective only in the specific instance and for the specific purpose for which given.

     Section 14. Assignment.  No party may assign or transfer any of its rights
     ----------- ----------
or obligations under this Agreement to any other person without the prior written consent of the other party hereto.

     Section 15. Cautions.  Captions contained in this Agreement have been
     ----------- --------
inserted herein only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

     Section 16. Compliance with Law.  None of the terms or provisions of this
     ----------- -------------------
Agreement require any of the parties to take any action prohibited by, or contrary to, applicable law.

     Section 17. Counterparts.  This Agreement may be executed by the parties on
     ----------- ------------
any number of separate counterparts, and all such counterparts so executed constitute one agreement binding on all the parties notwithstanding that all the parties are not signatories to the same counterpart.

     Section 18. Entire Agreement.  This Agreement constitutes the entire
     ----------- ----------------
agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, letters of intent, understandings, negotiations and discussions of the parties, whether oral or written.

     Section 19. Failure or Delay.  No failure on the part of any party to
     ----------- ----------------
exercise, and no delay in exercising, any right, power or privilege hereunder operates as a waiver thereof; nor does any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. No notice to or demand on any party in any case entitles such party to any other or further notice or demand in similar or other circumstances.

     Section 20. Further Assurances.  The parties shall execute and deliver such
     ----------- ------------------
further instruments and do such further acts and things as may reasonably be required to carry out the intent and purpose of this Agreement.

     Section 21. Governing Law.  This Agreement and the rights and obligations
     ----------- -------------
of the parties hereunder are to be governed by and construed and interpreted in accordance with the laws of the State of Missouri applicable to contracts made and to be performed wholly within Texas, without regard to choice or conflict of laws rules.

     Section 22. Successors and Assigns.  All provisions of this Agreement are
     ----------- ----------------------
binding upon, inure to the benefit of, and are enforceable by or against, the parties and their respective heirs, executors, administrators or other legal representatives and permitted successors and assigns.

     Section 23.  Termination of Prior Agreement.  The Employment Agreement,
     -----------  ------------------------------
dated as of December 30, 1996, by and among the Company, the Bank (as successor to First Federal Savings Bank of North Texas) and Officer is hereby terminated and is of no further force or effect.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                         JEFFERSON SAVINGS BANCORP, INC.


                         By: /s/ David V. McCay
                             ------------------
                             David V. McCay
                             Chairman of the Board


                         JEFFERSON HERITAGE BANK


                         By: /s/ David V. McCay
                             ------------------
                             David V. McCay
                             Chairman of the Board


                         /s/ Joe L. Williams
                         -------------------
                         JOE L. WILLIAMS